EX-99.(d)(3)

Amended Annex A

Goldman Sachs Asset Management, L.P.

Fund	Fee (Annual Rate)	Effective Date
Goldman Sachs GQG Partners International Opportunities Fund	0.85% on the first $1 billion; 0.77% over $1 billion up to $2 billion; 0.73% over $2 billion up to $5 billion; 0.71% over $5 billion up to $8 billion; 0.70% over $8 billion	November 3, 2016

Goldman Sachs Multi-Manager Alternatives Fund	1.90% on first $2 billion; 1.80% over $2 billion up to $5 billion; 1.71% over $5 billion up to $8 billion; 1.68% over $8 billion	December 1, 2015

Goldman Sachs Multi-Manager Global Equity Fund	1.03% on the first $1 billion; 0.93% over $1 billion up to $2 billion; 0.89% over $2 billion up to $5 billion; 0.87% over $5 billion up to $8 billion; 0.84% over $8 billion	February 25, 2015

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund	0.85% on first $2 billion; 0.77% over $2 billion up to $5 billion; 0.73% over $5 billion up to $8 billion; 0.71% over $8 billion	December 18, 2014

Goldman Sachs Multi-Manager Real Assets Strategy Fund (formerly Goldman Sachs Multi-Manager Real Assets Fund)	1.00% on the first $1 billion; 0.90% over $1 billion up to $2 billion; 0.86% over $2 billion up to $5 billion; 0.84% over $5 billion up to $8 billion; 0.82% over $8 billion	February 25, 2015

Goldman Sachs Target Date 2020 Portfolio

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio

Goldman Sachs Target Date 2050 Portfolio

Goldman Sachs Target Date 2055 Portfolio

	0.25% on first $2 billion; 0.23% over $2 billion up to $5 billion; 0.21% over $5 billion up to $8 billion; 0.21% over $8 billion	May 4, 2016

Goldman Sachs Target Date 2060 Portfolio	0.25% on first $2 billion; 0.23% over $2 billion up to $5 billion; 0.21% over $5 billion up to $8 billion; 0.21% over $8 billion	February 7, 2018

Multi-Manager International Equity Fund	0.60%	May 12, 2015

Multi-Manager U.S. Dynamic Equity Fund	0.80%	May 12, 2015

Multi-Manager U.S. Small Cap Equity Fund	0.75%	March 23, 2016

GOLDMAN SACHS TRUST II

By:	/s/ James McNamara
Name:	James McNamara
Title:	President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	/s/ Betsy N. Gorton
Name:	Betsy Gorton
Title:	Managing Director